Exhibit 3.69

ARTICLES OF CONVERSION

(converting SunGard Expert Solutions Inc., a Utah corporation,

into SunGard Expert Solutions LLC, a Utah limited liability company)

Executed Effective as of 11:55 PM EST, December 31, 2007

Pursuant to Section 16-10a-1008.7 of the Utah Revised Business Corporation Act and Sections 48-2c-1401 and 48-2c-1402 of the Utah Revised Limited Liability Company Act, the undersigned authorized representative of SunGard Expert Solutions Inc., a Utah corporation (the “Company”), does hereby file these Articles of Conversion to effectuate the conversion of the Company into a Utah limited liability company.

ARTICLE I

INCORPORATION DATE AND JURISDICTION

The Company was formed as Sterling Wentworth Corporation on March 5, 1982 by filing Articles of Incorporation with the Utah Department of Commerce, Division of Corporations and Commercial Code. The name of the Company was changed from Sterling Wentworth Corporation to SunGard Expert Solutions Inc. pursuant to Articles of Amendment that were filed with the Utah Department of Commerce, Division of Corporations and Commercial Code on December 11, 2000 and effective January 1, 2001. The jurisdiction of the Company immediately prior to filing these Articles of Conversion is the State of Utah.

ARTICLE II

NAME OF ORIGINAL ENTITY

The name of the Company immediately prior to the filing of these Articles of Conversion is “SunGard Expert Solutions Inc.”

ARTICLE III

NAME OF CONVERTED ENTITY

The name of the Company as set forth in its Articles of Organization filed in accordance with subsection 48-2c-1401(2)(b) of the Utah Revised Limited Liability Company Act is “SunGard Expert Solutions LLC.”

ARTICLE IV

EFFECTIVE DATE OF CONVERSION

The conversion of the Company will be effective at 11:55 PM EST on December 31, 2007.

ARTICLE V

CONVERSION OF SHARES ISSUED

All shares of common stock issued by the Company will be converted to membership interests in SunGard Expert Solutions LLC.

ARTICLE VI

APPROVAL BY OWNERS

There are 1,000 shares of common stock of the Company currently outstanding and entitled to vote on the conversion of the Company. All of the 1,000 outstanding shares of common stock of the Company were voted in favor of the conversion of the Company by written consent dated December 4, 2007.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, these Articles of Conversion are effective as of the date and time first set forth above.

By:	/s/ Michael J. Ruane
Name:	Michael J. Ruane
Title:	Vice President

ARTICLES OF ORGANIZATION

OF

SUNGARD EXPERT SOLUTIONS LLC

The undersigned persons hereby establish a limited liability company (the “Company”) pursuant to the Utah Revised Limited Liability Company Act (the “Act”), and adopt the following Articles of Organization:

ARTICLE I

NAME

The name of the Company is “SunGard Expert Solutions LLC.”

ARTICLE II

DURATION

Except as provided by the Act or the Company’s Operating Agreement, the period of the Company’s duration shall expire on December 31, 2099.

ARTICLE III

BUSINESS PURPOSES

The business purposes for which the Company is organized all those lawful businesses for which a limited liability company may be organized under the Act.

ARTICLE IV

DESIGNATED OFFICE, REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial designated office and initial registered office of the Company is 136 East South Temple, Suite 2100, Salt Lake City, Utah 84111, and the name of the Company’s initial registered agent at that address is CT Corporation System. The Director of the Division of Corporations and Commercial Code for the State of Utah Department of Commerce is appointed the registered agent of the Company for service of process if the registered agent has resigned, the agent’s authority has been revoked or the agent cannot be found or served with the exercise of reasonable due diligence.

ARTICLE V

MANAGEMENT

The Company is to be managed by one or more managers elected by the members. The names and addresses of the initial managers of the Company are:

Thomas J. McDugall	680 E. Swedesford Road, Wayne, PA 19087

Michael J. Ruane	680 E. Swedesford Road, Wayne, PA 19087

Victoria E. Silbey	680 E. Swedesford Road, Wayne, PA 19087

ARTICLE VI

AMENDMENTS

The Company reserves the right to amend these Articles of Organization from time to time in accordance with the Act.

IN WITNESS WHEREOF, the undersigned, being a manager of the Company, execute these Articles of Organization and certifies to the truth of the facts herein stated, effective as of 11:55 PM EST December 31, 2007.

/s/ Michael J. Ruane
Michael J. Ruane, Manager

The appointment of the undersigned as the initial registered agent of the Company is hereby accepted.

CT Corporation System

/s/ Margaret E. Routzahn
Name:	Margaret E. Routzahn
Title:	Special Assistant Secretary